                                                             Exhibit 12(a)(1)(G)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens:
(i.e., 000-00-0000). Employer identification numbers have nine digits separated by only one hyphen: (i.e., 00-0000000). The table below will help determine the number to give the payer.

FOR THIS TYPE OF ACCOUNT:   GIVE THE SOCIAL
                            SECURITY
                            NUMBER OF:
1.   An individual's        The individual
     account

2.   Two or more            The actual owner of
     individuals (joint     the account or, if
     account)               combined funds, the
                            first individual on
                            the account (1)

3.   Custodian account of   The minor (2)
     a minor (Uniform Gift
     to Minors Act)

4.   a. The usual           The grantor-trustee
     revocable savings      (3)
        trust account
        (grantor is also
        trustee)

     b. So-called trust     The actual owner (3)
        account that is
        not a legal or
        valid trust under
        state law

FOR THIS TYPE OF ACCOUNT:   GIVE THE EMPLOYER
                            IDENTIFICATION
                            NUMBER OF:
5.   Sole proprietorship    The owner (4)
     account

6.   A valid trust,         Legal entity (not the
     estate, or pension     personal
     trust                  representative or
                            trustee unless legal
                            entity is not
                            designated in the
                            account title) (3)

7.   Corporate account      The corporation

8.   Association, club,     The organization
     religious,
     charitable,
     educational, or other
     tax-exempt
     organization account

9.   Partnership account    The partnership

10.  A broker or            The broker or nominee
     registered nominee

11.  Account with the       The public entity
     Department of
     Agriculture in the
     name of a public
     entity (such as a
     state or local
     government, school
     district, or prison)
     that receives
     agricultural program
     payments

--------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) List first and circle the name of the legal trust, estate, or pension trust.

(4) Show the name of the owner. Furnish either the social security number or the employer identification number.

NOTE: If no name is circled when there is more than one name listed, the number provided will be considered to correspond to the first listed name.

               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                            NUMBER ON SUBSTITUTE FORM W-9
                                        PAGE 2

OBTAINING A NUMBER

    If you do not have a taxpayer identification number (TIN) or you do not know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a) or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government or political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the United States or a possession of the United States.

    - A real estate investment trust.

    - A common trust fund opened by a bank under section 584(a).

    - A trust exempt from tax under section 664 or described in section 4947.

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident alien partner.

    - Payments of patronage dividends not paid in money.

    - Payments made by certain foreign organizations.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. (Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct TIN to the payer.)

    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049(b)(5) to non-resident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Payments of mortgage interest to you.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

    FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

    Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. You must give your TIN to the payer whether or not you are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN. Certain penalties may also apply.

PENALTIES

1. PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your TIN to a requester, you are subject to a penalty of $50 for each failure, unless the failure is due to reasonable cause and not to willful neglect.

2. CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

3. CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                          FOR ADDITIONAL INFORMATION,
                          CONSULT YOUR TAX ADVISOR OR
                         THE INTERNAL REVENUE SERVICE.